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                       SERVICE CORPORATION INTERNATIONAL            Exhibit 11.1
                       COMPUTATION OF EARNINGS PER SHARE
                     (Thousands, except per share amounts)

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
                                                                          YEARS ENDED DECEMBER 31,
                                                                 1994                1993               1992
--------------------------------------------------------------------------------------------------------------
PRIMARY:
Income before cumulative effect of
  change in accounting principles . . . . . . . . . . . .      $131,045            $103,092           $ 86,536
Cumulative effect of change in
  accounting principles (net of tax)  . . . . . . . . . .         -                  (2,031)              -
                                                               --------            --------           --------
                                                               $131,045            $101,061           $ 86,536
                                                               ========            ========           ========

Average number of common shares outstanding . . . . . . .        86,509              82,992             76,592

Common stock equivalents applicable to options
  outstanding resulting from application of the
  "treasury stock method" using average stock price . . .           417                 380                264
                                                               --------            --------           --------
Average common and common equivalent shares
  used in earnings per share  . . . . . . . . . . . . . .        86,926              83,372             76,856
                                                               ========            ========           ========


Primary Earnings Per Common Share:
Income before cumulative effect of change in
  accounting principles . . . . . . . . . . . . . . . . .      $   1.51            $   1.24           $   1.13
Cumulative effect of change in accounting
  principles (net of tax) . . . . . . . . . . . . . . . .           -                  (.03)               -
                                                               --------            --------           --------
Net income  . . . . . . . . . . . . . . . . . . . . . . .      $   1.51            $   1.21           $   1.13
                                                               ========            ========           ========

FULLY DILUTED:
Income before cumulative effect of change in
  accounting principles . . . . . . . . . . . . . . . . .      $131,045            $103,092             86,536
Add after tax interest expense applicable to
  convertible securities. . . . . . . . . . . . . . . . .         8,501               8,412             11,935
                                                               --------            --------           --------
Income as adjusted  . . . . . . . . . . . . . . . . . . .       139,546             111,504             98,471
Cumulative effect of change in accounting
  principles (net of tax) . . . . . . . . . . . . . . . .          -                 (2,031)              -
                                                               --------            --------           --------
                                                               $139,546            $109,473           $ 98,471
                                                               ========            ========           ========

Average number of common shares outstanding . . . . . . .        86,509              82,992             76,592

Common stock equivalents applicable to options
  outstanding resulting from application of the
  "treasury stock method" using end of period stock
  price (if greater than average stock price for period).           492                 401                293
Assuming conversion of convertible securities . . . . . .        10,407              10,485             15,179
                                                              ---------           ---------          ---------
Average shares used in fully diluted earnings per share .        97,408              93,878             92,064
                                                              =========           =========          =========

FULLY DILUTED EARNINGS PER COMMON SHARE:
Income before cumulative effect of change in
  accounting principles . . . . . . . . . . . . . . . . .     $    1.43           $    1.19          $   1.07
Cumulative effect of change in accounting
  principles (net of tax) . . . . . . . . . . . . . . . .           -                  (.02)              -
                                                              ---------           ---------          --------
Net income  . . . . . . . . . . . . . . . . . . . . . . .     $    1.43           $    1.17          $   1.07
                                                              =========           =========          ========
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